Exhibit 5.2

December 3, 2010

CB Richard Ellis Services, Inc.

11150 Santa Monica Blvd., Suite 1600

Los Angeles, CA 90025

Re:	CBRE/LJM-Nevada, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel to CBRE/LJM-Nevada, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Parent”), CB Richard Ellis Services, Inc., a Delaware corporation and parent of the Company (the “Issuer”), the Company and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of up to $350,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “Exchange Notes”) and the issuance by the Company and other guarantors of the guarantees (each a “Guaranty” and collectively, the “Guaranties”) with respect to the Exchange Notes. The Exchange Notes and the Guaranties will be issued pursuant to an indenture dated as of October 8, 2010 (as supplemented on November 10, 2010, the “Indenture”), among the Issuer, the Parent, the Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The terms of the Guaranties and any capitalized terms used but not defined herein are contained in the Indenture. At your request, this opinion is being provided to you.

In arriving at the opinions expressed below, we have examined and relied on the original, or a copy, certified or otherwise, represented to us to be an execution copy thereof, of each of the following documents:

(a) the Indenture;

(b) the Registration Rights Agreement dated October 8, 2010, among the Issuer, the Company and certain other parties thereto (as amended, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”);

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(c) a copy of the Articles of Incorporation of the Company filed with the Secretary of State of Nevada on December 31, 1998 (“Articles”);

(d) a copy of the Company Bylaws adopted December 31, 1998 (“Bylaws”);

(e) Unanimous Written Consent of the Board of Directors of the Company dated October 4, 2010;

(f) Secretary’s Certificate of the Company dated October 8, 2010; and

(g) Certificate of Existence as to the Company issued by the Nevada Secretary of State on September 17, 2010 (“Good Standing Certificate”).

For purposes of this opinion, the Indenture and Registration Rights Agreement shall collectively be called the “Transaction Documents”. We have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that if referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed:

(i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,

(ii) the legal capacity of each natural person who is a signatory to any of the documents examined by us,

(iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and

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(iv) that each of the documents examined by us has been delivered and exchanged among the respective parties following signing by the parties.

We have not participated in the preparation of any offering material relating to the Company and assume no responsibility for the contents of any such material.

This opinion is limited to the laws (including rules, regulations and orders thereunder) of the State of Nevada (excluding the securities laws and blue sky laws of the State of Nevada), as currently in effect, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto (the “Applicable Law”). In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

1. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations thereunder.

2. The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Transaction Documents to which it is a party, and the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary and proper action under the Company’s Articles and Bylaws.

3. The Guaranty of the Company has been duly authorized and issued by the Company.

4. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Nevada governmental authority under Applicable Law is required by the Company solely as a result of the execution, delivery or performance by the Company of the Transaction Documents.

5. The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby, (a) do not and will not violate, or constitute a default under, any Applicable Law, and (b) do not and will not violate its Articles or Bylaws.

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The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a) Our opinions in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

(b) There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirement of good faith, fair dealing and conscionability.

(c) All parties to the documents will act in accordance therewith and refrain from taking any action forbidden by the terms and conditions of such documents.

(d) This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We understand that you will rely as to matters of Nevada law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Simpson Thacher & Bartlett LLP (“STB”) will rely as to matters of Nevada law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and STB’s relying as to matters of Nevada law, as applicable, upon this opinion.

We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. The opinions expressed herein are as of the date hereof (and not as of any other date), and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur, in each case after the date of effectiveness of the Registration Statement, which could affect such opinions.

Very truly yours,

/s/ Holland & Hart LLP